UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_________________

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 5, 2009

Footstar, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-11681 (Commission File Number)	22-3439443 (IRS Employer Identification No.)

933 MacArthur Boulevard Mahwah, New Jersey (Address of Principal Executive Offices)	07430 (Zip Code)

Registrant’s telephone number, including area code:  (201) 934-2000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.           Other Events.

On May 5, 2009, a Special Meeting of shareholders of Footstar, Inc. (the “Company”) was held at the Company’s headquarters at 933 MacArthur Boulevard, Mahwah, New Jersey 07430.  At the Special Meeting, the Company’s shareholders adopted and approved a plan of complete dissolution and liquidation of the Company as outlined in the Company’s definitive proxy statement which was filed with the Securities and Exchange Commission on April 6, 2009 (the “Plan”).

Also on May 5, 2009, the Company filed a Certificate of Dissolution with the Secretary of State of Delaware.

As of the close of business on May 5, 2009, the Company is closing its stock transfer books and will no longer  record transfers of shares of its common stock (the “Final Record Date”).  Certificates representing shares of the Company’s common stock are not assignable or transferable on the books of the Company after May 5, 2009 except by will, intestate, succession or operation of law.  From and after May 5, 2009, and subject to applicable law, each holder of the Company’s common stock will have the right to receive distributions pursuant to, and in accordance with, the Plan until the final liquidation distribution is made.

The previously declared $2.00 per common share cash distribution will be paid on May 6, 2009 to holders of record at the close of business on April 30, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Footstar, Inc.

Date: May 5, 2009	By:	/s/ Maureen Richards
		Name:	Maureen Richards
		Title:	Senior Vice President, General Counsel and Corporate Secretary